UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2009

INTERVIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52010	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3702 South Virginia Street, Suite G12 – 401, Reno, NV 89502
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (702) 989-5429

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On February 6, 2009, the Board of Directors of Intervia Inc. (the “Company”) amended and restated the Company’s bylaws (the “Amended Bylaws’). The amendment and restatement of the bylaws was for the purpose of, among other things, removing certain outdated and redundant provisions that existed in the Company’s prior bylaws with respect to corporate governance, shareholder and director meeting procedures, and indemnification procedures. The changes to the Company’s prior bylaws include: (i) expanding certain provisions with respect to shareholders’ meetings including change of quorum requirements; (ii) amending certain provisions respecting appointment of directors, corporate governance and committees, and directors’ meetings; (iii) expanding certain provisions with respect to officers and their duties; (iv) changing certain provisions with respect to share certificates; and (vi) adding certain indemnification provisions.

The above description of the Amended Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended Bylaws of the Company, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit
Number
3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVIA, INC.

/s/ Glenn Morimoto
Glenn M. Morimoto, President and CEO

February 12, 2009